EXHIBIT 10.3


DATE:    30 December 2005

TO:      Alan R. Steel

FROM:    Haig S. Bagerdjian

SUBJECT: Stock Options ("Options") previously granted to you


    Date of         Originally             Currently            Exercise
     Grant       Granted Options      Outstanding Options        Price
     -----       ---------------      -------------------        -----

     1996 Stock Incentive Plan:
     -------------------------

     7/30/03          20,000                20,000               $ 2.62
     10/12/04         20,000                20,000               $ 2.38

The shares exercisable pursuant to the Options are referred to as "Shares."


Dear Alan:

This is to confirm that effective December 30, 2005, your Options are modified as follows:

        1. The currently outstanding Options set forth above are vested in full and are exercisable in full. The Options shall expire at the times set forth in the applicable stock option agreements.

        2. In addition to the other restrictions on sale, pledge or other disposition set forth in the Plans and the applicable stock option agreements, you may sell, pledge or otherwise dispose of any Shares acquired from Point.360 pursuant to the applicable stock option agreement as follows:

   a) After the first anniversary of the Grant Date, no more than 25% of the Originally Granted Options.

   b) After the second anniversary of the Grant Date, no more than 50% of the Originally Granted Options.

   c) After the third anniversary of the Grant Date, no more than 75% of the Originally Granted Options.

   d) After the fourth anniversary of the Grant Date, no more than 100% of the Originally Granted Options.

        3. Certificates for Shares that you acquire by exercise of options but cannot sell, pledge or otherwise dispose will be endorsed with the following restrictive legend, in addition to any other restrictive legend necessary pursuant to applicable securities law, or otherwise: "The sale, pledge or other disposition of these shares is restricted as set forth in an instrument between the shareholder and the Company, a copy of which is on file at the offices of the Company."

        4. The restrictions on sale, pledge, or other disposition set forth above will survive any termination of employment (whether voluntary or involuntary and whether or not for cause or for good reason or otherwise), death or disability.

        5. This Agreement is binding on you and on your personal representatives and assigns. It may be changed or terminated only in writing.


Please sign the extra copy of this letter in the space below and return it to the Company to confirm your understanding and acceptance of the terms of this letter.

Sincerely,


/s/  Haig S. Bagerdjian
--------------------------
Haig S. Bagerdjian
Chairman of the Board,
President & CEO


Acknowledged and Agreed:


/s/  Alan R. Steel
--------------------------
Alan R. Steel